EXHIBIT 99.1

3D Systems Names Ted Hull Incoming Chief Financial Officer

  Decades of distinguished financial leadership in high-growth technology companies, including Cisco and IBM

  Joins as Executive Vice President, Finance and will assume Chief Financial Officer role on November 11, 2014

ROCK HILL, S.C., Nov. 4, 2014 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that it plans to name Ted Hull as its Chief Financial Officer, effective November 11, 2014, succeeding Damon Gregoire, who will transition to the role of Executive Vice President, Mergers and Acquisitions. Hull joins 3D Systems in the interim as Executive Vice President, Finance before assuming the role of Chief Financial Officer.

"We are privileged to welcome a person of Ted Hull's impressive financial and business leadership experience to 3D Systems," said Avi Reichental, President and Chief Executive Officer, 3DS. "Ted's proven track record in integrating, scaling and fine-tuning high-growth tech companies is a tremendous asset to our company as we execute the next phase of our profitable growth strategy."

Hull's career spans more than three decades of progressing financial leadership roles in high-tech companies and sector leaders including Cisco, Maxtor and IBM. Most recently Ted served as Executive Vice-President and Chief Financial Officer of Fusion-io, a provider of advanced flash storage solutions until its purchase by SanDisk Corporation. Before that, Hull spent six years at Cisco as its Vice President, Finance. Amongst his other roles, Hull served as Vice President Finance and Chief Financial Officer of Maxtor and had a distinguished seventeen-year career at IBM.

Upon assuming the role of CFO, Hull will succeed 3DS' incumbent CFO, Damon Gregoire, who will immediately transition to the position of Executive Vice-President, Mergers and Acquisitions.

"We are deeply grateful to Damon for his eight years of outstanding financial and operations leadership during a period of rapid growth and expansion," continued Reichental. "We are fortunate Damon is able to continue to contribute as a senior executive, while he attends to family healthcare needs."

About 3D Systems

3D Systems is pioneering 3D printing for everyone. 3DS provides the most advanced and comprehensive 3D design-to-manufacturing solutions including 3D printers, print materials and cloud sourced custom parts. Its powerful digital thread empowers professionals and consumers everywhere to bring their ideas to life in material choices including plastics, metals, ceramics and edibles. 3DS' leading healthcare solutions include end-to-end simulation, training and integrated 3D planning and printing for personalized surgery and patient specific medical and dental devices. Its democratized 3D design and inspection products embody the latest perceptual, capture and touch technology. Its products and services replace and complement traditional methods with improved results and reduced time to outcomes. These solutions are used to rapidly design, create, communicate, plan, guide, prototype or produce functional parts, devices and assemblies, empowering customers to manufacture the future.

Leadership Through Innovation and Technology

  3DS invented 3D printing with its Stereolithography (SLA) printer and was the first to commercialize it in 1989.

  3DS invented Selective Laser Sintering (SLS) printing and was the first to commercialize it in 1992.

  3DS invented the Color-Jet-Printing (CJP) class of 3D printers and was the first to commercialize 3D powder-based systems in 1994.

  3DS invented Multi-Jet-Printing (MJP) printers and was the first to commercialize it in 1996.

  3DS Medical Modeling pioneered virtual surgical planning (VSP) and its services are world-leading, helping many thousands of patients on an annual basis.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3DSystems.com.

CONTACT: Investor Contact: Stacey Witten
         Email: Stacey.Witten@3dsystems.com

         Media Contact: Alyssa Hoyt
         Email: Press@3dsystems.com